EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Heat Biologics, Inc. and Subsidiaries

(A Development Stage Company)

Chapel Hill, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 8, 2013, relating to the consolidated financial statements of Heat Biologics, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

June 10, 2013